Registration No. 33-31953
As filed with the Securities and Exchange Commission on March 26, 1996





               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                 POST-EFFECTIVE AMENDMENT NO. 1
                              TO
                           FORM S-8
                      REGISTRATION STATEMENT
                             Under
                    THE SECURITIES ACT OF 1933


                     SMITH CORONA CORPORATION
          (Exact name of issuer as specified in its charter)

         Delaware                                    51-0286862
      (State of Incorporation)                   (I.R.S. Employer
                                              Identification No.)
                         65 Locust Avenue
                  New Canaan, Connecticut  06840
                           (203) 972-1471
       (Address and telephone number of principal executive offices)
                        SMITH CORONA CORPORATION
                 RETIREMENT SAVINGS AND INVESTMENT PLAN
                                 and
                         HISTACOUNT CORPORATION
                 RETIREMENT SAVINGS AND INVESTMENT PLAN
                           (Full title of plans)



                             Ronald F. Stengel
                  President and Chief Executive Officer
                          Smith Corona Corporation
                              65 Locust Avenue
                      New Canaan, Connecticut  06840
                               (203) 972-1471
       (Name, address and telephone number of agent for service)


Copies to:
Frode Jensen, III, Esq.
G. William Sisley, Esq.
Winthrop, Stimson, Putnam & Roberts
Financial Centre
65 East Main Street
Stamford, Connecticut  06904
(203) 348-2300

DEREGISTRATION OF SHARES AND PARTICIPATION INTERESTS


         On November 27, 1989, Smith Corona Corporation (the "Company") filed Registration Statement No. 33-31953 (the "Registration Statement") which registered 185,000 shares of Common Stock, par value $.01 per share, (the "Shares") for issuance under the Smith Corona Corporation Retirement Savings and Investment Plan, the SCM Office Supplies Inc. Retirement Savings and Investment Plan and the Histacount Corporation Retirement Savings and Investment Plan (collectively, the "Plans") and participation interests in the Plans in the amount of $9,600,000. Effective January 1, 1992 the SCM Office Supplies Inc. Retirement Savings and Investment Plan was merged into the Smith Corona Corporation Retirement Savings and Investment Plan.

         This Post-Effective Amendment No. 1 to the Registration Statement is being filed solely to deregister the interests in the Plans and any Shares covered by the Registration Statement which remain unsold. The Plans no longer provide for investments in Company Shares.



         Pursuant to the requirements of the Securities Act of 1933, the Company has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Canaan, State of Connecticut, on February 22, 1996.



                        SMITH CORONA CORPORATION



                        By:  /s/ John A. Piontkowski
                              ------------------------------
                             John A. Piontkowski
                             Senior Vice President,
                             Chief Financial Officer,
                             Treasurer &
                             Assistant Secretary



                        POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John A. Piontkowski as his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capabilities, to sign any and all amendments to this registration statement, including any and all post-effective amendments, and any and all documents in connection therewith, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes and as he or she might or could do in person, and hereby ratifies, approves and confirms all that his or her said attorney-in-fact and agent, or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, the registration statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature                    Title                                 Date

/s/ Ronald F. Stengel   President, Chief Executive Officer and
Ronald F. Stengel      Director (Principal Executive Officer)

/s/ John A. Piontkowski Senior Vice President, Chief Financial
John A. Piontkowski         Officer, Treasurer & Assistant Secretary
                       (Principal Financial and Accounting Officer)

/s/ Robert Van Buren
Robert Van Buren        Chairman - Director

/s/ Robert J. Kammerer
Robert J. Kammerer      Director

/s/ Richard R. West
Richard R. West         Director

/s/ Thomas A. Cawley
Thomas A. Cawley        Director

/s/ Mark A. Alexander
Mark A. Alexander       Director

/s/ George H. Hempstead, III
George H. Hempstead, III          Director

/s/ John E. Lushefski
John E. Lushefski       Director

/s/ Craig C. Sergeant
Craig C. Sergeant       Director